EXHIBIT 21.2

                        SUBSIDIARIES OF DENAMERICA CORP.

                                                       State of Incorporation
Subsidiary                                                 or Organization
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Phoenix Foods, Inc.                                            Florida

Black-eyed Pea U.S.A., Inc.(1)                                  Texas

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(1)   Black-eyed  Pea U.S.A.,  Inc. has complete or majority  ownership of eight subsidiaries that operate in the United States.